MIM CORPORATION

                            PROXY FOR ANNUAL MEETING
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned, revoking all previous proxies, hereby appoints Richard H. Friedman (the "Proxy"), as attorney and proxy, with full power of substitution and all of the powers which the undersigned would possess if present in person, to represent and vote, as designated on the reverse side of this proxy, all of the shares of common stock of MIM Corporation (the "Company") registered in the name of the undersigned at the Annual Meeting of Stockholders of the Company to be held on August 21, 1998, and at any adjournment or postponement thereof.

     The shares represented hereby will be voted as directed by this Proxy. If no direction is made, the Proxy will vote such shares FOR the approval of the issuance of shares of MIM common stock in connection with the merger described in Proposal 1, FOR the election of all nominees for director listed under Proposal 2 and such Proxy will vote in accordance with his discretion on such other matters as may properly come before the meeting.

          (IMPORTANT -- TO BE MARKED, SIGNED AND DATED ON REVERSE SIDE)

|X|  Please mark
     your votes as in
     this example.


1. To approve the issuance of 3,912,448 shares of MIM common stock in connection with the Merger as described in the Proxy Statement/Prospectus

     For                           Against                       Abstain
     |_|                             |_|                           |_|


2.  ELECTION OF DIRECTORS

     For all nominees                             Withheld
                                                    from
                                                all nominees
           |_|                                      |_|


NOMINEES:  Richard H. Friedman,  Scott R. Yablon, Louis A. Luzzi, Ph.D., Richard
A. Cirillo, Martin ("Michael") Kooper, Louis DiFazio, Ph.D.

FOR, except vote withheld from the following nominee(s)


________________________________________________________________________________


3. In its discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

     For                           Against                       Abstain
     |_|                             |_|                           |_|


NOTE: Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. Executors, administrators, trustees and other fiduciaries should so indicate when signing. If a corporation, please sign in full corporate name by president, or other authorized officer. If a partnership, please sign in partnership name by authorized person. This proxy may be mailed, postage-free, in the enclosed envelope.


_____________, 1998

___________________________________          ___________________________________
  Signature of Stockholder                        Signature if held jointly


                                                         -----------------------
                                                         PLEASE MARK, SIGN, DATE
                                                          AND RETURN THIS PROXY
                                                         CARD PROMPTLY USING THE
                                                            ENCLOSED ENVELOPE
                                                         -----------------------